Exhibit 4

Deloitte & Associés
185, avenue Charles de Gaulle
92524 Neuilly-sur-Seine Cedex
France
Télèphone : + 33 (0) 1 40 88 28 00
Télècopieur : + 33 (0) 1 40 88 28 28 www.deloitte.fr

Consent of independent registered public accounting firm

We consent to the incorporation by reference in the registration statement (No. 333-166746) on Form S-B of the Securities Act of 1933, as amended of the Council of Europe Development Bank (“CEB”) of our report (the “Report”) dated February 23, 2011 relating to the financial statements of CEB referred to therein, including the balance sheets, the profit and loss accounts, the statements of changes in equity, the cash flow statements and notes comprising a summary of significant accounting policies and other explanatory notes, which Report appears as an exhibit to the Annual Report on Form 18-K of CEB for the year ended December 31, 2010.

Deloitte & Associés

Neuilly-sur-Seine, April 14, 2011

/s/ José-Luis GARCIA	/s/ Sylvie BOURGUIGNON
José-Luis GARCIA	Sylvie BOURGUIGNON